EXHIBIT 99.1

Unrivaled Brands Announces Operational Updates and Executive Appointments

SANTA ANA, Calif., January 4, 2023 (GLOBE NEWSWIRE) – Unrivaled Brands, Inc. (OTCQB: UNRV) (“Unrivaled,” “Unrivaled Brands,” or the “Company”), a cannabis company with operations in California, reopens its Blum San Leandro dispensary, spins off two Oregon assets, and names Sabas Carrillo as Chief Executive Officer and as a member of the board of directors, Tracy McCourt as its Chief Revenue Officer, and Jim Miller as its Chief Operating Officer.

Operational Updates

On December 28, 2022, the Company closed on a Management Services Agreement (the “MSA”) with Brick City Productions, Inc. (the “Operator”) to re-open and fully operate the Company’s San Leandro dispensary, including operations management, inventory management, labor administration, vendor relations, and customer service for a term of 12 months. The Operator is also providing the working capital required to re-open the store pursuant to a promissory note providing for up to $400,000. As consideration for such services, the Company will pay a management fee equal to 25% of the gross revenue less discounts, refunds and credits payable in shares of the Company’s common stock at the completion of the MSA.  The Company will receive a monthly fee equal to 4% of the gross revenue of the San Leandro dispensary.  In addition, the Operator will dedicate and use up to 50% of the San Leandro dispensary to sell the Company’s licensed products.  “I’m grateful to the Brick City team for jumping in and reopening the store for us and for providing the working capital needed” Sabas Carrillo Unrivaled’s CEO said. “The Brick City team has been operating cannabis retail for over 20 years and has a track record of opening and operating over 10 cannabis retail among other cannabis assets including cultivation, manufacturing, distribution and brands” continued Sabas, “This partnership represents a catalyst for our teams continuing to work together on other near team projects.”

On December 28, 2022, Unrivaled entered into a Stock Purchase and Sale Agreement pursuant to which the Company sold all of its equity interests in LTRMN, Inc., which conducts cannabis distribution and wholesale activities in Oregon, to Buchanan Group, LLC and an unaffiliated third-party buyer, for an aggregate purchase price of $250,000. The purchase price was paid in the form of a secured promissory note at a rate of 8.0% per annum due and payable on the third anniversary of the date of issuance. However, upon a final and binding settlement of certain ongoing litigation that is approved by UMBRLA, the purchase price shall be automatically revised to be $0 and the promissory note shall be deemed paid and satisfied in-full.

On December 28, 2022, Unrivaled entered into a Membership Interest Purchase and Sale Agreement pursuant to which the Company sold its 50% equity interests in Psychonaut Oregon, LLC (“Psychonaut”), to Joseph Gerlach for an aggregate purchase price of $1. Mr. Gerlach owns the other 50% of the equity interests in Psychonaut and is also the Company’s Chief Cultivation Officer. As part of the transaction, Mr. Gerlach assumed a five-year lease liability of $500,000 in remaining lease payments and the assumption of all operational liabilities and expenditures, including payroll and related expenses for Psychonaut employees.

In connection with the sale of Psychonaut, the Company entered into an unsecured promissory note dated December 28, 2022 (the “Psychonaut Note”) pursuant to which the Company will consolidate all current liabilities due to Mr. Gerlach totaling $153,798.  The Psychonaut Note accrues interest at a rate of 1.0% per annum and is due and payable on the fifth anniversary of the date of issuance.

“The completion of the spinoff of the LTRMN and Psychonaut Oregon assets will allow the Company to focus on California operations and more effectively allocate our resources and capital as well as streamline our operations” said Sabas.

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Executive Appointments

Mr. Carrillo has served as Unrivaled’s Interim Chief Executive Officer since August 2022 and will now serve as Unrivaled’s Chief Executive Officer and as a member of its board of directors.

Ms. McCourt is a leader and pioneer in retail, marketing, e-commerce, sales and product management bringing over 20 years of experience. Ms. McCourt has developed growth strategies for highly successful brands including Zappos, Skechers, Guess, Murad, Frederick’s of Hollywood, and most recently, MedMen Enterprises Inc., where she also served as Chief Revenue Officer. In this role, she reported directly to the Chief Executive Officer and lead the omni-channel marketing strategy as well as MedMen’s product, merchandising and business intelligence efforts. Prior to that, she led the strategy for the brand affinity team at Zappos.

Mr. Miller most recently served as Chief Financial Officer of Operators Only, Inc., a cannabis operations service provider supporting Cookies-branded retail and cultivation licensees, from January 2022 to October 2022.  Mr. Miller was Corporate Controller at 3PL Central LLC, a private equity owned e-commerce WMS provider, from February 2020 until December 2021.  Previously, Mr. Miller served as interim Chief Financial Officer and was the Vice President of Accounting at MedMen Enterprises Inc. from January 2018 until December 2019, where he was responsible for financial reporting, financial controls and various operating departments through its formation, initial public offering and subsequent growth stage. He was also Chief Financial Officer of MedMen’s affiliated Treehouse Real Estate Investment Trust from December 2018 until October 2019. Mr. Miller has held several senior executive and finance roles at leading entertainment firms such as the Walt Disney Company and Viacom as well as various technology and e-commerce companies.

“I am delighted to be adding two formidable executives to our management team that bring years of cannabis retail experience, e-commerce, real estate, public company operations, and are the kind of executives that roll-up their sleeves and jump in” said Sabas. “With Tracy and Jim on our team, we look to leverage their leadership, strategic planning, industry connections and their bias for execution to contribute to the success and durability of the Company” continued Sabas.

About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled Brands is home to Korova, known for its high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma.

For more info, please visit: https://unrivaledbrands.com.

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Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:

Jason Assad

LR Advisors LLC.

jassad@unrivaledbrands.com

678-570-6791

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